FIRST AMENDMENT
                                     to
                      MORTGAGE LOAN PURCHASE AGREEMENT


         This First Amendment to the Mortgage Loan Purchase Agreement, dated as of August 21, 1998 (this "Amendment"), is by and between GMAC Commercial Mortgage Securities, Inc., a Delaware corporation, as purchaser (the "Purchaser"), and GMAC Commercial Mortgage Corporation, a California corporation, as seller (the "Seller").


                              R E C I T A L S


         WHEREAS, each of the Seller and the Purchaser is a party to that certain Mortage Loan Purchase Agreement, dated as of August 21, 1998 (the "Mortgage Loan Purchase Agreement").

         WHEREAS, the amount of the Aggregate Cut-off Date Balance was incorrectly set forth in the Mortgage Loan Purchase Agreement.

         WHEREAS, the parties hereto desire to correct such mistake by amending the Mortgage Loan Purchase Agreement as set forth herein.

         THEREFORE, each of the parties hereto hereby agrees as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used in the Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Mortgage Loan Purchase Agreement.

         SECTION 2. AMENDMENT. Section 1 of the Mortgage Loan Purchase Agreement shall be, and hereby is, amended such that the "Aggregate Cut-off Date Balance" is $456,372,670.69.

         SECTION 3.  MISCELLANEOUS PROVISIONS.

                  SECTION 3.1. Reaffirmation. As hereby amended, the Mortgage Loan Purchase Agreement is hereby ratified and reaffirmed by each of the parties thereto.

                  SECTION 3.2. Captions. The various captions in this Amendment are included for convenience only and shall not affect the meaning or interpretation of any provision of this Amendment.

                  SECTION 3.3. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES EXCEPT THAT THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5- 1401 OF THE NEW YORK GENERAL OBLIGATIONS SHALL APPLY TO THIS AGREEMENT.

                  SECTION 3.4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized on November 3, 1998.



                                     GMAC COMMERCIAL MORTGAGE
                                     CORPORATION, as Seller


                                     By: /s/ David Lazarus
                                        ----------------------------------------
                                     Name: David Lazarus
                                          --------------------------------------
                                     Title: Vice President
                                           ------------------------------------


                                     GMAC COMMERCIAL MORTGAGE
                                     SECURITIES, INC., as Purchaser


                                     By: /s/ David Lazarus
                                        ---------------------------------------
                                     Name: David Lazarus
                                          -------------------------------------
                                     Title: Vice President
                                           ------------------------------------